UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2012 (September 4, 2012)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

As previously reported, on June 29, 2009 Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) entered into a Master Loan Agreement (the “CoBank Agreement”) with CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”).  The Company also delivered to CoBank an initial Promissory Note and Supplement, dated June 29, 2009 (the “2009 Promissory Note”).  On the terms and subject to the conditions set forth in the initial Promissory Note issued under the terms of the CoBank Agreement, CoBank originally agreed to make loans (each a “Loan,” and collectively the “Loans”) to the Company from time to time, in an aggregate principal amount not to exceed, at any one time outstanding $15,000,000.

The CoBank Agreement was amended by the parties in May 2010 and July 2011, and was scheduled to mature on June 25, 2013. Subject to the payment of a surcharge described in the CoBank Agreement for Loans bearing interest at fixed rates, the Company may prepay the Loans in whole or in part at any time prior to the Maturity Date. As of June 30, 2012, the Company had borrowed the entire $15,000,000 available under the 2009 Promissory Note to finance the capital expenditures and general corporate needs of the Company and its subsidiaries.

On January 1, 2012, the Company and CoBank entered into an amendment to the CoBank Agreement (the “Amendment”) and two additional Promissory Note and Single Advance Term Loan Supplements providing for two additional Term Loans to the Company (the “2012 Term Loans”). Under the terms of the Amendment and the 2012 Term Loans, on January 3, 2012 CoBank provided two term loans to the Company totaling, in the aggregate, up to an additional forty million dollars ($40,000,000) that was applied to the Company’s acquisition of the issued and outstanding capital stock of Aqua Maine, Inc. from Aqua America, Inc., as previously reported on January 3, 2012. The description of the material terms of the CoBank Agreement, the 2009 Promissory Note and the two 2012 Term Loans, as previously reported by the Company on Forms 8-K, is hereby incorporated by reference.

On September 4, 2012, the Company and CoBank entered into a Third Amendment to the 2009 Promissory Note and Supplement, which extended the maturity date thereof from June 25, 2013 to July 1, 2014. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

On September 4, 2012, the Company and CoBank entered into a First Amendment to one of the 2012 Term Loans, under which CoBank had previously loaned the Company $18.1 million, subject to repayment in quarterly interest payments and repayment of the principal balance in full on the earlier of July 30, 2013 or upon the Company raising equity capital, in the aggregate, up to the outstanding amount owed under the 2012 Term Loan.

Under the First Amendment to Company and CoBank agreed to extend the maturity date of this Term Loan to January 2, 2014. The First Amendment also requires the Company to prepay the Term Loan in the event the Company raises any equity capital. A copy of the First

Amendment to the 2012 Term Loan is attached hereto as Exhibit 10.2 and is hereby incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

10.1	Third Amendment to 2009 Promissory Note and Supplement, between Connecticut Water Service, Inc. and CoBank, dated September 4, 2012, is filed herewith.
10.2	First Amendment to 2012 Promissory Note and Supplement, between Connecticut Water Service, Inc. and CoBank, ACB, dated September 4, 2012, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: September 4, 2012	By: /s/ David C. Benoit David C. Benoit Vice President – Finance, Chief Financial Officer and Treasurer